As filed with the Securities and Exchange Commission on February 28, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERUS N.V.

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Uppsalalaan 17

3584 CT Utrecht

The Netherlands

(Address of Principal Executive Offices) (Zip Code)

Merus N.V. 2016 Incentive Award Plan

(Full Title of the Plan)

Sven (Bill) Ante Lundberg

c/o Merus US, Inc.

139 Main St. Suite 302

Cambridge, Massachusetts 02142

(Name and Address of Agent for Service)

+1 (617) 401-4499

(Telephone Number, including Area Code, of Agent for Service)

Copies to:

Peter N. Handrinos Latham & Watkins LLP 200 Clarendon Street Boston, MA 02116 (617) 948-6060	Paul van der Bijl NautaDutilh N.V. Beethovenstraat 400 1082 PR Amsterdam The Netherlands +31 20 717 1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 9,534,386 common shares, nominal value €0.09 per share, of Merus N.V. (the “Registrant”) that may become issuable under the Merus N.V. 2016 Incentive Award Plan, as amended. A Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

Except as set forth below, the contents of the Registration Statements on Form S-8 (File Nos. 333-211497, 333-230708 and 333-254345) filed with the Securities and Exchange Commission, relating to the 2016 Plan, are incorporated by reference herein.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Articles of Association of Merus N.V. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File. No. 001-37773) filed on May 28, 2021).

5.1+	Opinion of NautaDutilh N.V., counsel to the Registrant.

23.1+	Consent of KPMG Accountants N.V., independent registered public accounting firm.

23.2+	Consent of NautaDutilh N.V., counsel to the Registrant (included in Exhibit 5.1).

24.1+	Power of Attorney (included on signature page).

99.1	Merus N.V. 2016 Incentive Award Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 20-F (File. No. 001-37773) filed on April 30, 2018).

107.1+	Filing Fee Table

+	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Massachusetts, on February 28, 2024.

MERUS N.V.

By:	/s/ Sven (Bill) Ante Lundberg
Sven (Bill) Ante Lundberg President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Sven A. Lundberg and Gregory D. Perry, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Sven (Bill) Ante Lundberg Sven (Bill) Ante Lundberg	President, Chief Executive Officer and Director (principal executive officer)	February 28, 2024

/s/ Gregory D. Perry Gregory D. Perry	Chief Financial Officer (principal financial officer)	February 28, 2024

/s/ Harry Shuman Harry Shuman	Chief Accounting Officer (principal accounting officer)	February 28, 2024

/s/ Anand Mehra Anand Mehra	Chairman of the Board of Directors	February 28, 2024

/s/ Maxine Gowen Maxine Gowen	Director	February 28, 2024

/s/ Mark T. Iwicki Mark T. Iwicki	Director	February 28, 2024

/s/ Len Kanavy Len Kanavy	Director	February 28, 2024

/s/ Paolo Pucci Paolo Pucci	Director	February 28, 2024

/s/ Victor Sandor Victor Sandor	Director	February 28, 2024

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of MERUS N.V. has signed this registration statement in the City of Newton, Massachusetts, the United States of America on February 28, 2024.

Authorized U.S. Representative

/s/ Sven (Bill) Ante Lundberg
Sven (Bill) Ante Lundberg